UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01.

Tucannon River Wind Farm is a 267 MW, 116 turbine, renewable resource that Portland General Electric Company (PGE, or the Company) is currently constructing in southeastern Washington at an estimated cost of $500 million, excluding allowance for funds used during construction. The facility is intended to help fulfill PGE’s obligation to meet customer loads under Oregon’s Renewable Portfolio Standard.

The Company has previously reported that the facility is expected to be in service in the first half of 2015. Based on progress to date, the Company has revised the estimated timeline for completion of the facility and now believes that the project will be in service between December 2014 and March 31, 2015.

On March 31, 2014, the Company submitted to the Public Utility Commission of Oregon (OPUC) a renewable adjustment clause filing requesting deferral and recovery of the net revenue requirement of the project in the event that the facility comes on line prior to the inclusion of the project in base rates as proposed in PGE’s 2015 General Rate Case (OPUC Docket UE 283).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	March 31, 2014	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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